                                                                   EXHIBIT 10.33


  ___________________________________________________________________________




                           STOCK PURCHASE AGREEMENT


                                by and between



                               COMMUNICADE INC.

                                      and

                               SPRAY VENTURES AB



  ___________________________________________________________________________


                          Dated as of October 1, 1998

                               TABLE OF CONTENTS

                                   ARTICLE I

                         SALE OF THE PURCHASED SHARES

Section 1.1  Sale of the Purchased Shares................................... 1

                                  ARTICLE II

                          PURCHASE PRICE AND CLOSING

Section 2.1  Purchase Price................................................. 2
      2.1.1  Calculation of Purchase Price.................................. 2
Section 2.2  Payment of the Purchase Price.................................. 2
Section 2.3  Closing........................................................ 2

                                  ARTICLE III

                      REPRESENTATIONS OF THE STOCKHOLDER

Section 3.1  Execution and Validity of Agreements; Restrictive Documents.... 2
      3.1.1  Execution and Validity......................................... 3
      3.1.2  Stock Ownership................................................ 3
      3.1.3  No Options..................................................... 3
      3.1.4  No Restrictions................................................ 3
Section 3.2  Existence...................................................... 3
Section 3.3  Subsidiaries and Investments; Capital Stock.................... 3
      3.3.1  Subsidiaries and Investments................................... 3
      3.3.2  Capital Stock.................................................. 4
Section 3.4  Financial Statements and No Material Changes................... 4
Section 3.5  Books and Records.............................................. 5
Section 3.6  Title to Properties; Encumbrances.............................. 5
Section 3.7  Real Property.................................................. 5
      3.7.1  Owned Real Property............................................ 5
      3.7.2  Leased Real Property........................................... 5
Section 3.8  Contracts...................................................... 6
Section 3.9  Non-Contravention; Approvals and Consents...................... 7
      3.9.1  Non-Contravention.............................................. 7
      3.9.2  Approvals and Consents......................................... 7
Section 3.10 Litigation..................................................... 7
Section 3.11 Taxes.......................................................... 8

Section 3.12  Liabilities..................................................   8
Section 3.13  Insurance....................................................   8
Section 3.14  Intellectual Properties......................................   8
      3.14.1  Definitions..................................................   9
      3.14.2  Representations..............................................   9
Section 3.15  Compliance with Laws; Licenses and Permits...................  10
      3.15.1  Compliance...................................................  10
      3.15.2  Licenses.....................................................  10
Section 3.16  Client Relations.............................................  10
Section 3.17  Accounts Receivable; Work-in-Process; Accounts Payable.......  11
Section 3.18  Employment Relations.........................................  11
Section 3.19  Employee Benefit Matters.....................................  11
Section 3.20  Interests in Customers, Suppliers, Etc.......................  11
Section 3.21  Bank Accounts and Powers of Attorney.........................  12
Section 3.22  Compensation of Employees....................................  12
Section 3.23  No Changes Since the Balance Sheet Date......................  12
Section 3.24  Corporate Controls...........................................  13
Section 3.25  Brokers......................................................  13
Section 3.26  Disclosure...................................................  13

                                  ARTICLE IV

                       REPRESENTATIONS OF THE PURCHASER

Section 4.1  Existence and Good Standing...................................  14
Section 4.2  Execution and Validity of Agreement...........................  14
Section 4.3  Non-Contravention; Approvals and Consents.....................  14
      4.3.1  Non-Contravention.............................................  14
      4.3.2  Approvals and Consents........................................  14
Section 4.4  Brokers.......................................................  15
Section 4.5  Disclosure....................................................  15

                                   ARTICLE V

                               MUTUAL COVENANTS

Section 5.1  Best Efforts..................................................  15
Section 5.2  Conduct of Business Pending the Closing.......................  15
Section 5.3  Access to Information.........................................  17
Section 5.4  Notices of Certain Events.....................................  17
Section 5.5  No Solicitation...............................................  20
Section 5.6  Waiver of Lien on Purchased Shares............................  20
Section 5.7  Fulfillment of Conditions.....................................  18

                                  ARTICLE VI

                  CONDITIONS TO OBLIGATIONS OF THE PURCHASER
Section 6.1  Representations and Warranties................................  19
Section 6.2  Performance...................................................  19
Section 6.3  Certified Resolutions.........................................  19
Section 6.4  Certified Charter Documents...................................  19
Section 6.5  Surrender and Issuance of Certificates........................  19
Section 6.6  No Injunctions or Restraints..................................  19
Section 6.7  Simultaneous Closings.........................................  20
Section 6.8  Stockholders Agreement........................................  20
Section 6.9  Proceedings...................................................  19

                                  ARTICLE VII

                 CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDER

Section 7.1  Representations and Warranties................................  20
Section 7.2  Good Standing Certificates....................................  20
Section 7.3  Performance...................................................  20
Section 7.4  Certified Resolutions.........................................  20
Section 7.5  No Injunctions or Restraints..................................  20
Section 7.6  Simultaneous Closings.........................................  21
Section 7.7  Stockholders Agreement........................................  21
Section 7.8  Proceedings...................................................  21

                                 ARTICLE VIII

                              SURVIVAL; INDEMNITY

Section 8.1  Survival......................................................  21
Section 8.2  Obligation of the Stockholder to Indemnify....................  21
Section 8.3  Obligation of the Purchaser to Indemnify......................  22
Section 8.4  Indemnification Procedure for Third Party Claims..............  22
Section 8.5  Limitations on Indemnification................................  24
      8.5.1  Indemnity Cushion and Cap.....................................  24
      8.5.2  Termination of Indemnification Obligations of the Stockholder.  24
      8.5.3  Termination of Indemnification Obligations of the Purchaser...  26
      8.5.4  Treatment.....................................................  26
      8.5.5  Tax Effects...................................................  26

      8.5.6   Exceptions...................................................  26
      8.5.7   Control by Omnicom...........................................  26

                                  ARTICLE IX

                                  TERMINATION

Section 9.1   Grounds for Termination......................................  26
Section 9.2   Effect of Termination........................................  27

                                   ARTICLE X

                                 MISCELLANEOUS

Section 10.1  Expenses.....................................................  27
Section 10.2  Governing Law................................................  27
Section 10.3  Arbitration..................................................  27
Section 10.4  Person Defined...............................................  28
Section 10.5  Knowledge Defined............................................  28
Section 10.6  Affiliate Defined............................................  28
Section 10.7  Captions.....................................................  28
Section 10.8  Publicity....................................................  28
Section 10.9  Notices......................................................  28
Section 10.10 Parties in Interest..........................................  29
Section 10.11 Severability.................................................  29
Section 10.12 Counterparts.................................................  29
Section 10.13 Entire Agreement.............................................  30
Section 10.14 Amendments...................................................  30
Section 10.15 Third Party Beneficiaries....................................  30
Section 10.16 Use of Terms.................................................  30

                            INDEX OF DEFINED TERMS
                            ----------------------

Acquisition Transaction................................................... 18
Affiliate................................................................. 28
Agreement.................................................................  1

Balance Sheet.............................................................  4
Balance Sheet Date........................................................  5

Closing...................................................................  2
Closing Date..............................................................  2
Company...................................................................  1

Dachis....................................................................  1
Defense Counsel........................................................... 23
Defense Notice............................................................ 23

Effective Date............................................................  1
Environmental Laws and Orders............................................. 10

GAAP......................................................................  4
Governmental or Regulatory Authority......................................  7
Group..................................................................... 22

Indemnified Party......................................................... 23
Indemnifying Party........................................................ 23
Instruments...............................................................  7
Intellectual Property.....................................................  9
Intellectual Property of the Company......................................  9

Kanarick..................................................................  1
Knowledge................................................................. 28

Laws......................................................................  7
Liabilities...............................................................  8
Licenses.................................................................. 10
Liens.....................................................................  3
Losses.................................................................... 22

Material Adverse Effect................................................... 10

Omnicom...................................................................  1
Options...................................................................  3

Orders....................................................................  7

Person.................................................................... 28
Plans..................................................................... 12
Purchase Price............................................................  2
Purchased Shares..........................................................  1
Purchaser.................................................................  1
Purchaser Indemnified Parties............................................. 22

Razorfish.................................................................  1
Real Property Leases......................................................  5
Related Group............................................................. 12

Shares....................................................................  1
Stockholder...............................................................  1
Stockholder Indemnified Parties........................................... 23
Stockholders Agreement....................................................  1
Subscription and Exchange Agreement.......................................  1
Subsidiary................................................................  3

Taxes.....................................................................  8
Third Party Claim......................................................... 23

                                   EXHIBITS
                                   --------

               Exhibit A            Stockholder Certificate
               Exhibit B            Purchaser Certificate
               Exhibit C            Stockholders Agreement

                                   SCHEDULES
                                   ---------

               Schedule 3.3.1       Subsidiaries
               Schedule 3.4(A)      Financial Changes and No Material Changes
               Schedule 3.4(B)      GAAP Exceptions
               Schedule 3.7.2       Leased Real Property
               Schedule 3.8         Contracts
               Schedule 3.14        Intellectual Properties
               Schedule 3.16        Client Relations
               Schedule 3.19        Employee Benefit Matters
               Schedule 3.20        Interests in Customers, Suppliers, Etc.
               Schedule 3.21        Bank Accounts and Powers of Attorney
               Schedule 3.22        Compensation of Employees
               Schedule 3.23        No Changes Since the Balance Sheet Date

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     STOCK PURCHASE AGREEMENT (the "AGREEMENT") dated October 23, 1998 and effective as of October 1, 1998 (the "EFFECTIVE DATE"), by and among COMMUNICADE INC., a Delaware corporation (the "PURCHASER"), a wholly-owned subsidiary of Omnicom Group Inc., a New York corporation ("OMNICOM"), and SPRAY VENTURES AB, a corporation organized and existing under the laws of the Kingdom of Sweden with identification number 556506-7997 (the "STOCKHOLDER").


                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, the Stockholder owns 2,815 shares representing 100% of the issued and outstanding shares of common stock, nominal value SEK 100 per share (the "SHARES"), of Spray Network AB, a corporation incorporated under the laws of the Kingdom of Sweden with identification number 556503-3247 (the "COMPANY");

     WHEREAS, the Stockholder desires to sell, and the Purchaser desires to purchase 563 Shares representing 20% of the issued and outstanding Shares as of the date hereof (the "PURCHASED SHARES") pursuant to the provisions of this Agreement; and

     WHEREAS, simultaneous with the execution and delivery of this Agreement and the sale of the Purchased Shares: (i) the Purchaser shall purchase additional shares of Razorfish, Inc., a Delaware corporation ("RAZORFISH"), from Jeffrey A. Dachis ("DACHIS") and Craig M. Kanarick ("KANARICK"), increasing the Purchaser's ownership interest in Razorfish, (ii) the Stockholder, the Company, the Purchaser and Razorfish shall enter into a subscription and exchange agreement (the "SUBSCRIPTION AND EXCHANGE AGREEMENT") pursuant to which Razorfish will purchase all of the issued and outstanding shares of capital stock of the Company, and (iii) Razorfish, the Purchaser, the Stockholder, Dachis and Kanarick shall enter into a stockholders agreement (the "STOCKHOLDERS AGREEMENT") with respect to Razorfish;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                  ARTICLE II

                         SALE OF THE PURCHASED SHARES
                         ----------------------------

     SECTION 1.1    Sale of the Purchased Shares.  Subject to the terms and
                    ----------------------------
conditions herein stated, the Stockholder agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date (as defined in Section 2.3), and the Purchaser agrees to purchase from the Stockholder on the Closing Date, the Purchased Shares. All certificates representing the Purchased Shares shall be duly endorsed by the Stockholder transferring the same, with all necessary transfer tax and other revenue stamps, acquired at the Stockholder's expense, affixed and canceled.

                                  ARTICLE II

                          PURCHASE PRICE AND CLOSING
                          --------------------------


     SECTION 2.1  Purchase Price.
                  --------------

     2.1.1  Calculation of Purchase Price.  In full consideration for the
            -----------------------------
purchase by the Purchaser of the Purchased Shares, the purchase price of US$12,000,000 (the "PURCHASE PRICE") shall be paid by the Purchaser at the Closing.

     SECTION 2.2  PAYMENT OF THE PURCHASE PRICE.  Payment of the Purchase Price
                  -----------------------------
shall be made by the Purchaser by direct wire transfer to the account of the Stockholder pursuant to the written instructions of the Stockholder.

     SECTION 2.3  CLOSING.  The Closing under this Agreement (the "CLOSING")
                  -------
shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 at 10:00 A.M. on the date when each of the conditions set forth in Articles VI and VII have been satisfied. The date of such Closing is herein referred to as the "CLOSING DATE".

                                  ARTICLE III

                      REPRESENTATIONS OF THE STOCKHOLDER
                      ----------------------------------

     A. The Stockholder represents, warrants and agrees to and with the Purchaser, as follows:

     SECTION 3.1    Execution and Validity of Agreements; Restrictive Documents.

     3.1.1 Execution and Validity.  The Stockholder has the full legal right and
           ----------------------
capacity to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

     3.1.2 Stock Ownership.  The Stockholder is the legal and beneficial owner
           ---------------
of the Shares and all of such Shares have been duly and validly authorized and issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, except as such liability may be imposed pursuant to applicable laws, and such ownership is free and clear of all mortgages, pledges, liens, levies, security interests, leases, encumbrances, claims, charges, any conditional sale agreement or other title retention agreement and restrictions of any kind or character (collectively, "LIENS").

     3.1.3 No Options.  There are no outstanding subscriptions, options, rights
           ----------
(including "phantom stock rights"), warrants, calls, commitments, understandings, arrangements, plans or other agreements of any kind (collectively, "OPTIONS"), to acquire any Shares from the Stockholder and there are no agreements or understandings with respect to the sale or transfer of any Shares by the Stockholder.

     3.1.4 No Restrictions.  There is no suit, action, claim, investigation or
           ---------------
inquiry by any Governmental or Regulatory Authority (as defined in Section 3.1.5 below), and no legal, administrative or arbitration proceeding pending or, to the Stockholder's knowledge, threatened against the Stockholder or any of the Stockholder's Shares, with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby or any other agreement entered into by the Stockholder in connection with the transactions contemplated hereby.

     SECTION 3.2  EXISTENCE. The Company is duly formed and organized and
                  ---------
validly subsisting under the laws of the Kingdom of Sweden, with the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated and as such business is now being conducted.

     SECTION 3.3  SUBSIDIARIES AND INVESTMENTS; CAPITAL STOCK.
                  -------------------------------------------

     3.3.1 Subsidiaries and Investments. The term "SUBSIDIARY" as used in the
           ----------------------------
Agreement shall mean any Person in which the Company, directly or indirectly through subsidiaries or otherwise, beneficially owns or controls fifty percent or more of either the equity interests in, or the voting control of, such Person (as defined in Section 10.4 below). SCHEDULE 3.3.1 contains a true and complete list of all of the Company's Subsidiaries. Except as set forth in SCHEDULE 3.3.1, neither the Company nor any Subsidiary owns any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, limited liability company, trust, joint venture or other entity (other than investments of publicly traded debt and equity securities held for investment).
SCHEDULE 3.3.1 also sets forth the name, jurisdiction of organization and number of outstanding shares of each of the Subsidiaries, and a list of all of the stockholders of each Subsidiary (indicating the number of shares owned by each such stockholder). The Company or another Subsidiary owns of record and beneficially and has valid title to that percentage of the issued and outstanding shares of capital stock of each Subsidiary as set forth on SCHEDULE 3.3.1, free and clear of any Lien. Each Subsidiary is a corporation or limited liability entity and is duly incorporated or formed and organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the full corporate power and authority to own its properties and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. Except as set forth on SCHEDULE 3.3.1, no Subsidiary has been incorporated outside of Sweden. No Subsidiary has any employees, leases or owns any real property or maintains any bank accounts outside of its jurisdiction of incorporation. All of the outstanding shares of capital stock of or equity interest in each Subsidiary have been duly authorized and validly issued (if such interests are of a kind that is issued or certificated) and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of stockholders or other equity interest holders. Except as set forth on
SCHEDULE 3.3.1, there are no (a) outstanding Options obligating the Company or any Subsidiary to purchase, issue or sell any shares of the capital stock of any Subsidiary or other entity in which the Company or one of its Subsidiaries owns an equity interest or outstanding agreement or commitment to grant, extend or enter into any Option with respect thereto or (b) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any Person other than the Company or a Subsidiary with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of, or any other equity interest in, any Subsidiary.

     3.3.2 Capital Stock.  The Company has an authorized capitalization
           -------------
consisting of 2,815 shares of common stock, nominal value SEK 100 per share, of which 2,815 shares are issued and outstanding. All such shares have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of stockholders. No other class of capital stock of the Company is authorized or outstanding. There are no outstanding Options providing for the purchase, issuance or sale of any shares of the capital stock of the Company by the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries has at any time acquired any of its capital stock.

     SECTION 3.4  Financial Statements and No Material Changes.  Schedule
                  --------------------------------------------
3.4(A) sets forth the following: (a) an audited consolidated balance sheet of the Company and its subsidiaries as at December 31, 1997 and the related audited consolidated statement of income for the calendar year then ended reported on by Deloitte & Touche, and (b) an audited consolidated balance sheet of the Company and its subsidiaries as at June 30, 1998 (the "Balance Sheet") and the related consolidated statement of income for the six months then ended. Such financial statements have been prepared in accordance with Swedish generally accepted accounting principals, consistently applied ("GAAP"), throughout the periods indicated, except as set forth on Schedule 3.4(B) hereto. Each consolidated balance sheet fairly presents the financial condition of the Company and its subsidiaries at the respective date thereof and reflects all claims against and all debts and liabilities of the Company and its subsidiaries, fixed or contingent, as of the date thereof, required to be shown thereon under GAAP, and the related consolidated statement of income accurately present the results of operations of the Company and its subsidiaries for the respective periods indicated. Since June 30, 1998 (the "Balance Sheet Date"), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries taken as a whole.

     SECTION 3.5  BOOKS AND RECORDS.   All accounts, books, ledgers and other
                  -----------------
records material to the Company and its Subsidiaries of whatsoever kind have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Company and each of its Subsidiaries has unrestricted access to all records of the Company or such Subsidiary, including without limitation, any accountant's work papers.

     SECTION 3.6  TITLE TO PROPERTIES; ENCUMBRANCES. The Company and its
                  ---------------------------------
Subsidiaries have good and valid title to, or enforceable leasehold interests in, or valid rights under contract to use, all the properties and assets owned or used by it (real and personal, tangible and intangible), including, without limitation (a) all the properties and assets reflected in the Balance Sheet, and
(b) all the properties and assets purchased or otherwise contracted for by the Company and its Subsidiaries since the Balance Sheet Date (except for properties and assets reflected in the Balance Sheet or acquired or otherwise contracted for since the Balance Sheet Date that have been sold or otherwise disposed of in the ordinary course of business), in each case free and clear of all Liens, except for such Liens which, individually or in the aggregate, will not have a Material Adverse Effect (as defined in Section 3.15.1) on such properties or assets, or on the Company's use or enjoyment thereof. The property and equipment owned or otherwise contracted for by the Company or any Subsidiary is in a state of good maintenance and repair (ordinary wear and tear excepted) and is adequate and suitable for the purposes for which they are presently being used.

     SECTION 3.7  REAL PROPERTY.
                  -------------

     3.7.1 Owned Real Property.  Neither the Company nor any Subsidiary owns any
           -------------------
real property (including ground leases) or holds any option or right of first refusal or first offer to acquire any real property, and neither the Company nor any Subsidiary is obligated by contract or otherwise to purchase any real property.

     3.7.2 Leased Real Property.  SCHEDULE  3.7.2 contains an accurate and
           --------------------
complete list of all real property leases, subleases, licenses and other occupancy agreements, including without limitation, any modification, amendment or supplement thereto and any other related document or agreement executed or entered into by the Company or any Subsidiary (each individually, a "REAL PROPERTY LEASE" and collectively, the "REAL PROPERTY LEASES") to which the Company or any Subsidiary is a party (including, without limitation, any Real Property Leases which the Company or any Subsidiary has subleased or assigned to another Person and as to which the Company or any Subsidiary remains liable). Each Real Property Lease set forth on SCHEDULE 3.7.2 (or required to be set forth on SCHEDULE 3.7.2): (a) is valid, binding and in full force and effect;
(b) all rents and additional rents and other sums, expenses and charges due to date have been paid thereon; (c) the lessee has been in peaceable possession since the commencement of the original term thereof; (d) no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; (e) there exists no default or event of default by the

Company or any Subsidiary or to the knowledge of the Stockholder, by any other party thereto; (f) there exists no occurrence, condition or act (including the purchase of the Purchased Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company or any Subsidiary thereunder; and (g) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company and its Subsidiaries hold the leasehold estate on all Real Property Leases free and clear of all Liens, except the liens of any mortgagee of the real property in which such leasehold estate is located.

     SECTION 3.8  CONTRACTS.  SCHEDULE 3.8 hereto contains an accurate and
                  ---------
complete list of the following agreements, contracts and commitments to which the Company or any Subsidiary is a party: (a) any agreement, contract or commitment, other than employment agreements, which involves SEK 500,000 or which is for a term of longer than one year and is not cancelable by the Company or any Subsidiary without financial or other obligation within 90 days; (b) any agreement, contract or commitment relating to the making of a loan or advance to or investment in, any other Person; (c) any agreement, instrument or arrangement evidencing or relating in any way to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of loan, purchase money obligation, guarantee (other than the endorsement of negotiable instruments for collection in the ordinary course of business), conditional sale, purchase or otherwise; (d) any agreement, contract or commitment limiting the Company's or any Subsidiary's freedom to engage in any line of business or to compete with any other Person, including agreements limiting the ability of the Company, any Subsidiary or any of their respective affiliates (as defined in Section 10.6 below) to service competitive accounts during or after the term thereof; (e) any collective bargaining or union agreement; (f) any agreement, contract or commitment with any of its officers or directors or any stockholder of the Company or any of its Subsidiaries (including indemnification agreements); (g) any secrecy or confidentiality agreement (other than standard confidentiality agreements in computer software license agreements or agreements with clients entered into in the ordinary course of business); (h) any agreement with respect to any Intellectual Property of the Company or any Subsidiary (as defined in Section 3.14 below) other than "shrink-wrap" and similar end-user licenses; (i) any agreement with a client required to be listed on SCHEDULE 3.16; (j) any agreement, indenture or other instrument which contains restrictions with respect to the payment of dividends or other distributions in respect of the Shares; and (k) any joint venture agreement involving a sharing of profits not covered by clauses (a) through (j) above. Notwithstanding the foregoing, (x) commitments to media and production expenses which are fully reimbursable from clients, and (y) estimates or purchase orders given in the ordinary course of business relating to the execution of projects, do not have to be set forth on
SCHEDULE 3.8. Each agreement, contract and commitment of the Company and its Subsidiaries, including without limitation, those required to be set forth on
SCHEDULE 3.8, is in full force and effect, and there exists no default or event of default by the Company or any Subsidiary or to the knowledge of the Stockholder, by any other party, or occurrence, condition, or act (including the purchase of the Purchased Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by the Company or any Subsidiary, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such agreement, contract and commitment.

     SECTION 3.9  NON-CONTRAVENTION; APPROVALS AND CONSENTS.
                  -----------------------------------------

     3.9.1 Non-Contravention.  The execution, delivery and performance by the
           -----------------
Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) violate, conflict with or result in the breach of any provision of the Articles of Association of the Company or the Stockholder, any charter documents of any Subsidiary or any resolution adopted by the stockholders or board of directors of the Company, any Subsidiary or the Stockholder, (b) result in the violation by the Stockholder, the Company or any Subsidiary of any statute, law, rule, regulation or ordinance (collectively, "LAWS"), or any judgment, decree, order, writ, permit or license (collectively, "ORDERS"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of Sweden, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "GOVERNMENTAL OR REGULATORY AUTHORITY"), applicable to the Stockholder, the Company or any Subsidiary or any of their respective assets or properties, or
(c) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Stockholder, the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Stockholder, the Company or any Subsidiary, under any of the terms, conditions or provisions of any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (collectively, "INSTRUMENTS"), to which the Stockholder, the Company or any Subsidiary is a party or by which the Stockholder, the Company or any Subsidiary or any of their respective assets or properties are bound.

     3.9.2 Approvals and Consents.   No consent, approval or action of, filing
           ----------------------
with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which the Stockholder, the Company or any Subsidiary is a party or by which their respective assets or properties are bound for the execution and delivery of this Agreement by the Stockholder, the performance by the Stockholder of its obligations hereunder or the consummation of the transactions contemplated hereby.

     SECTION 3.10  LITIGATION. There is no action, suit, proceeding at law or in
                   ----------
equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Stockholder, any investigation by) any Governmental or Regulatory Authority, pending or, to the knowledge of the Stockholder, threatened, against the Company or any Subsidiary with respect to this Agreement or the transactions contemplated hereby, or against or affecting the Company or any Subsidiary or their properties or rights; and no acts, facts, circumstances, events or conditions occurred or exist which are a basis for any such action, proceeding or investigation. Neither the Company nor any Subsidiary is subject to any Order entered in any lawsuit or proceeding.

     SECTION 3.11  TAXES.  The Company and its Subsidiaries have filed, or
                   -----
caused to be filed within the times and within the manner prescribed by law, all tax or information returns and tax reports required under all applicable statutes, rules or regulations to be filed by the Company and its Subsidiaries with respect to income, franchise, capital stock, employees' income withholding, withholding on payments to foreign persons, social security, unemployment, disability, real property, personal property, custom duties, sales, use, goods and services, excise, transfer and other taxes (including but not limited to interest, penalties or additions to tax in respect of the foregoing) whether disputed or not (all of the foregoing collectively referred to as "TAXES"). All Taxes shown on said returns to be due and all additional assessments received prior to the date hereof have been paid. The amounts set up as accruals for Taxes on the financial statements of the Company or any of its Subsidiaries referred to in Section 3.4 hereof are sufficient for the payment of all accrued and unpaid Taxes of the Company and its Subsidiaries whether or not disputed, for all periods ended on and prior to the respective dates thereof. Neither the Company nor any Subsidiary has received notice of any proposed audit or reassessment from any taxing authorities and no examination by the appropriate taxing authority of any return of the Company or any Subsidiary is currently in progress. No deficiency in the payment of Taxes by the Company or any Subsidiary for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. There are no outstanding agreements or waivers extending the statutory period of limitation for assessment applicable to any tax return of the Company or any Subsidiary.

     SECTION 3.12  LIABILITIES.  Except as set forth in the Balance Sheet,
                   -----------
neither the Company nor any Subsidiary has any outstanding claims, liabilities or indebtedness of any nature whatsoever (collectively in this Section 3.12, "LIABILITIES"), whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due, other than: (a) Liabilities specifically disclosed in any Schedule hereto; (b) Liabilities under contracts, purchase orders and other agreements, leases, licenses, arrangements and commitments of the type required to be disclosed by the Stockholder on any Schedule and so disclosed or which because of the dollar amount or other qualifications are not required to be listed on such Schedule; and (c) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date not involving borrowings by the Company or any Subsidiary.

     SECTION 3.13  INSURANCE. All insurance policies (including life insurance)
                   ---------
or binders maintained by the Company or any Subsidiary are in full force and effect and all premiums that have become due have been currently paid. None of such policies shall lapse or terminate by reason of the transactions contemplated hereby. Neither the Company nor any Subsidiary has received any notice of cancellation or non-renewal of any such policy or binder. Within the last two years neither the Company nor any Subsidiary has filed for any claims exceeding SEK 200,000 against any of its insurance policies, exclusive of automobile policies.

     SECTION 3.14  INTELLECTUAL PROPERTIES.
                   -----------------------

     3.14.1 Definitions.  For purposes of this Agreement, the following terms
            -----------
have the following definitions:

     "INTELLECTUAL PROPERTY" shall mean any or all of the following and all
      ---------------------
rights associated therewith: (a) all domestic and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, rights of privacy and publicity, and all documentation relating to any of the foregoing; (c) all copyrights, copyright registrations and applications therefor (if registered outside of Sweden), and all other rights corresponding thereto throughout the world; (d) all mask works, mask work registrations and applications therefor; (e) all industrial designs/patterns and any registrations and applications therefor; (f) all trade names, business names, logos, registered and unregistered trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith; and (g) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing.

     "INTELLECTUAL PROPERTY OF THE COMPANY" shall mean any Intellectual
      ------------------------------------
Property that: (a) is owned by or exclusively licensed to the Company or any Subsidiary, or (b) which is necessary to the operation of the Company or any Subsidiary, including the design, manufacture and use of the products of the Company or any Subsidiary as it currently is operated or is reasonably anticipated to be operated in the future, but shall specifically not include any rights in or to materials created for clients as "work-made-for-hire" or which are subject to an exclusive assignment or license in favor of clients of the Company or any Subsidiary.

     3.14.2 Representations.  All registered Intellectual Property is listed on
            ---------------
SCHEDULE 3.14. Except as set forth on SCHEDULE 3.14, all registrations with respect to such Intellectual Property are valid and subsisting, all necessary registration and renewal fees in connection with such registrations have been made and all necessary documents and certificates in connection with such registrations have been filed with the relevant patent, copyright and trademark authorities in Sweden (except for copyright) or other jurisdiction for the purposes of maintaining such Intellectual Property registrations. Except as set forth in SCHEDULE 3.14, (a) no Person has any rights to use any of the Intellectual Property of the Company or any of its Subsidiaries; and (b) neither the Company nor any Subsidiary has granted to any Person, or authorized any Person to retain, any rights in the Intellectual Property of the Company or any of its Subsidiaries. Except as set forth on SCHEDULE 3.14 and for "shrink wrap" and similar commercial end-user licenses, the Company or one if its Subsidiaries owns and has good and exclusive title to each item of Intellectual Property of the Company or any of its Subsidiaries, free and clear of any Lien and the Company or one if its Subsidiaries owns, or has the right, pursuant to a valid contract to use or operate under, all other Intellectual Property of the Company and any of its Subsidiaries. To the knowledge of the Stockholder, the operation of the business of the Company and its Subsidiaries as it currently is conducted does not infringe the Intellectual Property of any other Person, and neither the Company nor any Subsidiary has received notice from any Person that the operation of its business infringes the Intellectual Property of any Person. There are no contracts, licenses and agreements between the Company or one of its Subsidiaries and any other Person with respect to the Intellectual Property of the Company or any of its Subsidiaries in respect of which there is any dispute known to the Company or one if its Subsidiaries regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company or any Subsidiary. To the knowledge of the Stockholder, no Person is infringing, misappropriating or opposing any of the Intellectual Property of the Company or its Subsidiaries.

     SECTION 3.15  COMPLIANCE WITH LAWS; LICENSES AND PERMITS.
                   ------------------------------------------

     3.15.1 Compliance.  The Company and each of its Subsidiaries are, and their
            ----------
businesses have been conducted, in compliance with all applicable Laws and Orders, except in each case (other than with respect to compliance with Laws and Orders relating to the regulation or protection of the environment, hereinafter referred to as "ENVIRONMENTAL LAWS AND ORDERS") where the failure to so comply would not reasonably be expected to have a Material Adverse Effect (as defined below), including without limitation: (a) all Laws and Orders promulgated by any Governmental or Regulatory Authority; (b) all Environmental Laws and Orders; and
(c) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker's compensation, employment and wages, hours and vacations, or pay equity. Neither the Company nor any Subsidiary has been charged with, or, to the knowledge of the Stockholder, threatened with or under any investigation with respect to, any charge concerning any violation of any Laws or Orders. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on the condition (financial or otherwise), liabilities, results of operations, assets, properties, prospects or business of the Company and its Subsidiaries taken as a whole.

     3.15.2 Licenses.  The Company and its Subsidiaries have all licenses,
            --------
permits and other governmental certificates, authorizations and approvals (collectively, "LICENSES") required by any Governmental or Regulatory Authority for the operation of its business and the use of its properties as presently operated or used, except where the failure to have such Licenses would not reasonably be expected to have a Material Adverse Effect. All of the Licenses are in full force and effect and no action or claim is pending, nor to the knowledge of the Stockholder is threatened, to revoke or terminate any of such Licenses or declare any such License invalid in any material respect.

     SECTION 3.16  CLIENT RELATIONS.  Schedule 3.16 sets forth for the Company
                   ----------------
and its Subsidiaries taken as a whole the 10 largest clients (measured by revenues) for the thirteen months ended September 30, 1998 and the revenues from each such client and from all clients (in the aggregate) for the twelve months ended December 31, 1997. No client of the Company or any Subsidiary has advised the Company, any Subsidiary or the Stockholder in writing that it is (a) terminating or considering terminating the handling of its business by the Company or any Subsidiary as a whole or in respect of any particular product, project or service, or (b) planning to reduce its future spending with the Company or any Subsidiary in any material manner; and to the knowledge of the Stockholder, no client has orally advised the Company, any Subsidiary or the Stockholder of any of the foregoing events.

     SECTION 3.17  ACCOUNTS RECEIVABLE; WORK-IN-PROCESS; ACCOUNTS PAYABLE.  The
                   ------------------------------------------------------
amount of all work-in-process, accounts receivable, unbilled invoices (including without limitation unbilled invoices for services and out-of-pocket expenses) and other debts due or recorded in the records and books of account of the Company and the Subsidiaries as being due to the Company or any Subsidiary and reflected on the Balance Sheet represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and will be good and collectible in full (less the amount of any provision, reserve or similar adjustment therefor reflected on the Balance Sheet) in the ordinary course of business. There has been no material adverse change since the Balance Sheet Date in the amount or aging of the work-in-process, accounts receivable, unbilled invoices, or other debts due to the Company or any Subsidiary, or the reserves with respect thereto, or accounts payable of the Company and its Subsidiaries taken as a whole.

     SECTION 3.18  EMPLOYMENT RELATIONS. (a) Neither the Company nor any
                   --------------------
Subsidiary is engaged in any unfair labor practice; (b) no unfair labor practice complaint against the Company or any Subsidiary is pending before any Governmental or Regulatory Authority; (c) there is no organized labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Stockholder, threatened against or involving the Company or any Subsidiary; (d) no claim or grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of the Stockholder, no such claim or grievance has been threatened; (e) neither the Company nor any Subsidiary has any collective bargaining agreements nor is any collective bargaining agreement currently being negotiated by the Company nor any Subsidiary; and (f) neither the Company nor any Subsidiary has experienced any work stoppage or similar organized labor dispute during the last three years. There is no legal action, suit, proceeding or claim pending or, to the knowledge of the Stockholder, threatened between the Company or any Subsidiary and any of their employees, former employees, agents, former agents, job applicants or any association or group of any of their employees.

     SECTION 3.19  EMPLOYEE BENEFIT MATTERS.  Set forth separately in Schedule
                   ------------------------
3.19 is an accurate and complete list of all plans, contracts and agreements, oral or written, including pension, profit sharing and other employee benefit plans or agreements whereunder the Company or any Subsidiary has any obligations (other than obligations to make current wage or salary payments terminable on notice of 30 days or less or such greater period of notice required by law) to its officers and employees or their beneficiaries, or whereunder any of such persons owes money to the Company or any Subsidiary ("Plans"). All liabilities under any pension, deferred compensation, profit sharing or employee benefit plan of the Company or any Subsidiary were, as of the Balance Sheet Date, fully funded or adequate therefore made on the Balance Sheet.

     SECTION 3.20  INTERESTS IN CUSTOMERS, SUPPLIERS, ETC.  Except as set forth
                   --------------------------------------
on Schedule 3.20, (x) neither the Stockholder nor any Person controlled by the Stockholder nor (y) to the knowledge of the Stockholder (without making any inquiry of any member of the Related Group, as hereinafter defined), any officer, director, or employee of the Company or any Subsidiary, any parent, brother, sister, child or spouse of any such officer, director or employee (collectively, the "Related Group"), or any entity controlled by anyone in the Related Group:

          (i) with respect to officers and directors of the Stockholder and the Company only, owns, directly or indirectly, any interest in (excepting for ownership, directly or indirectly of less than 1/4 of 1% of the issued and outstanding shares of any class of securities of a publicly held and traded company), or received or has any right to receive payments from, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Company or any Subsidiary;

          (ii) owns, directly or indirectly (other than through the ownership of Shares), in whole or in part, any tangible or intangible property (including, but not limited to Intellectual Property), that the Company or any Subsidiary uses in the conduct of the business of the Company or any Subsidiary, other than immaterial personal items owned and used by employees at their work stations; or

          (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

     SECTION 3.21  Bank Accounts and Powers of Attorney.  Set forth in
                   ------------------------------------
Schedule 3.21 is an accurate and complete list showing (a) the name of each bank in which the Company or any Subsidiary has an account, credit line or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto, and (b) the names of all Persons, if any, holding powers of attorney from the Company or any Subsidiary.

     SECTION 3.22  Compensation of Employees.  Schedule 3.22 is an accurate and
                   -------------------------
complete list showing: the names and positions of all employees and exclusive consultants who are currently being compensated by the Company or any Subsidiary with a salary or at an annualized rate of SEK 600,000 or more, together with a statement of the current annual salary, and the material fringe benefits of such employees and exclusive consultants not generally available to all employees of the Company or its Subsidiaries. Neither the Company nor any Subsidiary has, because of past practices or previous commitments with respect to its employees, established any rights on the part of any of its employees to additional compensation with respect to any period after the Closing Date (other than wage increases in the ordinary course of business).

     SECTION 3.23  No Changes Since the Balance Sheet Date.  Since the Balance
                   ---------------------------------------
Sheet Date except as specifically stated on Schedule 3.23, neither the Company nor any Subsidiary has: (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business; (b) permitted any of its assets to be subjected to any Lien;
(c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business; (d) made any capital expenditure or commitment therefor which individually or in the aggregate exceeded SEK 200,000; (e) decided to make or made any dividends or any distributions on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any shares of its capital stock; (f) made any bonus or profit sharing distribution; (g) increased or prepaid its indebtedness for borrowed money, except current borrowings under credit lines listed on
Schedule 3.8, or made any loan to any Person other than to any employee for normal travel and expense advances; (h) written down the value of any work-in-process, or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which individually or in the aggregate, is material to the Company and its Subsidiaries taken as a whole; (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who, whether as a result of such increase or prior thereto, receives aggregate compensation from the Company or any Subsidiary with a salary of SEK 600,000 or more, or except in the ordinary course of business to any other employees; (j) canceled or waived any claims or rights of material value; (k) made any change in any method of accounting procedures; (l) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business; (m) amended or terminated any agreement which is material to its business; (n) renewed, extended or modified any Real Property Lease or except in the ordinary course of business, any lease of personal property; (o) adopted, amended or terminated any Plan; or (p) agreed, whether or not in writing, to do any of the actions set forth in any of the above clauses.

     SECTION 3.24  CORPORATE CONTROLS.  Neither the Stockholder, nor, to the
                   ------------------
knowledge of the Stockholder, any officer, authorized agent, employee or any other Person while acting on behalf of the Company or any Subsidiary, has, directly or indirectly: used any corporate fund for unlawful contributions, gifts, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or other payment of a similar or comparable nature, to any Person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained, and neither the Company nor any Subsidiary has participated in any illegal boycott or other similar illegal practices affecting any of its actual or potential customers.

     SECTION 3.25  BROKERS.  No broker, finder, agent or similar intermediary
                   -------
has acted on behalf of the Stockholder, the Company or any Subsidiary in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by the Company, any Subsidiary or the Stockholder in connection therewith based on any agreement, arrangement or understanding with any of them.

     SECTION 3.26  DISCLOSURE.  To the knowledge of the Stockholder, no
                   ----------
representation or warranty of the Stockholder contained in this Agreement, and no statement contained in any Schedule or in any certificate, list or other writing furnished by the Stockholder to the Purchaser pursuant to any provision of this Agreement (including without limitation any financial statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV

                       REPRESENTATIONS OF THE PURCHASER
                       --------------------------------

     The Purchaser, represents, warrants and agrees to and with the Stockholder, as follows:

     SECTION 4.1  EXISTENCE AND GOOD STANDING. The Purchaser is a corporation
                  ---------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.

     SECTION 4.2  EXECUTION AND VALIDITY OF AGREEMENT.  The Purchaser has the
                  -----------------------------------
full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and assuming due execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

     SECTION 4.3  NON-CONTRAVENTION; APPROVALS AND CONSENTS.

     4.3.1 Non-Contravention.  The execution, delivery and performance by the
           -----------------
Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby, will not: (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-Laws of the Purchaser; (b) result in the violation by the Purchaser of any Laws or Orders of any Governmental or Regulatory Authority applicable to the Purchaser or any of its assets or properties; or (c) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Purchaser, under any of the terms, conditions or provisions of any Instruments to which the Purchaser is a party or by which the Purchaser or any of its assets or properties are bound.

     4.3.2 Approvals and Consents.  No consent, approval or action of, filing
           ----------------------
with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound for the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder or the consummation of the transactions contemplated hereby.

     SECTION 4.4  BROKERS.  No broker, finder, agent or similar intermediary has
                  -------
acted on behalf of the Purchaser or any of its affiliates in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finders' fees or similar fees or commissions are payable by the Purchaser or any of its affiliates in connection therewith based on any agreement, arrangement or understanding with any of them.

     SECTION 4.5  DISCLOSURE.   No representation or warranty of the Purchaser
                  ----------
contained in this Agreement, and no statement contained in any Schedule or in any certificate, list or other writing furnished by the Purchaser to the Stockholder pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                               MUTUAL COVENANTS
                               ----------------

     SECTION 5.1  BEST EFFORTS.   The Purchaser and the Stockholder shall
                  ------------
cooperate in good faith and use their respective reasonable best efforts to close and make effective the transactions contemplated hereby as expeditiously as possible, including using their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated hereby, executing and delivering such other documents, certificates, agreements and other writings and taking such other actions as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated hereby as soon as possible. Each of the Purchaser and the Stockholder shall use its best efforts prior to the Closing not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

     SECTION 5.2  CONDUCT OF BUSINESS PENDING THE CLOSING.  From and after the
                  ---------------------------------------
Effective Date through and including the Closing Date, unless the Purchaser and the Stockholder shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement, the Stockholder shall cause the Company and its Subsidiaries to conduct their businesses, only in the ordinary and usual course consistent with past practice, and the Stockholder shall cause the Company and its Subsidiaries to use their best efforts to maintain their respective assets in substantially their current state of repair, preserve intact their present business organization, keep available the services of their present officers and key employees, and preserve their existing business relationships and goodwill with customers, suppliers, independent contractors, employees and other Persons material to the operation of their businesses. Without limiting the generality of the foregoing, prior to the Closing, the Stockholder shall not permit the Company or any of its Subsidiaries to:

          (i) (A) amend its memorandum of association, articles of association, articles of incorporation, by-laws or other organizational documents, (B) split, combine or reclassify any shares of its outstanding capital stock, (C) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or
          (D) directly or indirectly redeem or otherwise acquire any shares of its capital stock;

          (ii) authorize for issuance, issue or sell, deliver or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise), or amend any of the terms of any such capital stock;

          (iii) (A) merge, combine or consolidate with another entity, (B) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary course of business and consistent with past practice or
          (C) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary course of business and consistent with past practice;

          (iv) (A) incur, assume or prepay any indebtedness or any other liabilities in excess of SEK 784,000 individually, or in excess of SEK 3,920,000 in the aggregate (other than trade payables), (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or (C) make any loans, gifts, advances or capital contributions to, or investments in, any other Person;

          (v) pay, satisfy, discharge or settle any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) against the Company or any of its Subsidiaries, or any of their directors, officers, employees or agents in excess of SEK 784,000 individually, or in excess of SEK 3,920,000 in the aggregate;

          (vi) modify or amend, or waive any benefit of, any non-competition agreement to which the Company or any of its Subsidiaries is a party; (vii) authorize or make capital expenditures in excess of SEK 784,000 individually, or in excess of SEK 3,920,000 in the aggregate;

          (viii) permit any insurance policy naming the Company or any of its Subsidiaries as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business;

          (ix) (A) adopt, enter into, terminate or amend in any material respect any plan, trust, fund, agreement or other arrangement for the current or future benefit or welfare of any director, officer or employee, (B) except in the ordinary course of business, increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee or (C) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement other than in the ordinary course of business;

          (x) take any action that would fail to preserve and protect the Intellectual Property of the Company;

          (xi) make any material change in its accounting or tax policies or procedures;

          (xii) make any Tax elections or settle or compromise any Tax liability or waive or extend the statute of limitations in respect of any such Taxes;

          (xiii) make any payments to or authorize any transaction with any Affiliate, except in the ordinary course of business;

          (xiv) take any action, or enter into or authorize any contract or transaction, other than in the ordinary course of business;

          (xv) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value;

          (xvi) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any contract listed on SCHEDULE 3.8 in any material respect; or

          (xvii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     SECTION 5.3  ACCESS TO INFORMATION.   The Stockholder shall cause the
                  ---------------------
Company to afford and to cause its officers, directors, employees, auditors and agents to afford, to the Purchaser and to its officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives unrestricted access during normal business hours throughout the period prior to the Closing to all of its books and records and its properties, plants, technology rights and personnel and information with respect to current customers, prospects and any third parties which may claim a proprietary right to their property (including telephone interviews and site visits). The Stockholder shall cause the Company to make the officers and employees of the Company available to the Purchaser and its representatives as the Purchaser and its representatives shall from time to time reasonably request.

     SECTION 5.4  NOTICES OF CERTAIN EVENTS.   Until the Closing or the
                  -------------------------
termination of this Agreement, each of the Purchaser and the Stockholder shall promptly notify the other of (i) any notice or other communication from any Governmental or Regulatory Authority in connection with the transactions contemplated hereby, and (ii) any actions, suits, claims, investigations or proceedings commenced or, to the best of their respective knowledge, threatened against such party relating to the consummation of the transactions contemplated hereby. Until the Closing, each of the Purchaser and the Stockholder will promptly disclose in writing to the other party any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to such other party or which would render inaccurate any of the representations, warranties or statements set forth herein. No information provided to a party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

     SECTION 5.5  NO SOLICITATION.   From the date hereof until the Closing,
                  ---------------
neither the Stockholder nor its Subsidiaries or affiliates, nor any of the respective directors, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, (a) solicit, initiate (including by way of furnishing or disclosing non-public information), encourage or respond favorably to any inquiries or the making of any proposal with respect to any merger, change of control, consolidation or other business combination involving the Company or any of its Subsidiaries or the acquisition of all or any significant part of the assets or capital stock of the Company or any of its Subsidiaries (an "ACQUISITION TRANSACTION") or (b) negotiate, explore or otherwise engage in discussions with any Person (other than the Purchaser and Razorfish, Inc. and their representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require such Person to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

     SECTION 5.6  Waiver of Lien on Purchased Shares.   The Purchaser
                  ----------------------------------
acknowledges and agrees to waive any inability of the Stockholder to state that the Stockholder's representations and warranties are true and correct as of the Closing Date solely with respect to the Lien on the Purchased Shares resulting from a Pledge Agreement by and between the Stockholder and Omnicom Finance Inc. provided that there are no other Liens with respect to the Purchased Shares.

     SECTION 5.7  Fulfillment of Conditions.  Each of the Stockholder and the
                  -------------------------
Purchaser will (a) execute and deliver at the Closing each agreement that either of them is required hereby to execute and deliver as a condition to the Closing,
(b) proceed diligently and in good faith and use best efforts to satisfy each other condition to the obligations of the Stockholder or the Purchaser, as the case may be, contained in this Agreement and (c) not take or fail to take any action that reasonably could be expected to result in the nonfulfillment of any such condition.

                                  ARTICLE VI

                  CONDITIONS TO OBLIGATIONS OF THE PURCHASER
                  ------------------------------------------

     The obligations of the Purchaser hereunder to purchase the Purchased Shares on the Closing Date are subject to the fulfillment, at or before the Closing, of each of the following conditions, all or any of which may be waived in whole or in part by the Purchaser, in its sole discretion:

     SECTION 6.1  Representations and Warranties.  The representations and
                  ------------------------------
warranties made by the Stockholder in this Agreement, or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and the Company shall have delivered to the Purchaser a certificate substantially in the form of Exhibit A hereto, dated the Closing Date, to such effect.

     SECTION 6.2  PERFORMANCE.  The Stockholder shall or shall have caused the
                  -----------
Company to have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Stockholder at or before the Closing, and the Stockholder shall have delivered to the Purchaser a certificate substantially in the form of EXHIBIT A hereto, dated the Closing Date, to such effect.

     SECTION 6.3  CERTIFIED RESOLUTIONS.  The Stockholder shall have delivered
                  ---------------------
to the Purchaser copies of resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by at least two members of the Board of Directors of the Stockholder.

     SECTION 6.4  CERTIFIED CHARTER DOCUMENTS.  The Stockholder shall have
                  ----------------------------
delivered to the Purchaser a copy of the Company's Articles of Association, including all amendments, certified by the Swedish Company Register (PRV).

     SECTION 6.5  SURRENDER AND ISSUANCE OF CERTIFICATES.  The Stockholder
                  --------------------------------------
shall have delivered to the Purchaser certificates representing the Purchased Shares, duly endorsed, together with such other documents and instruments, if any, as may be necessary to permit the Purchaser to acquire the Purchased Shares, free and clear of any and all Liens or voting or other restrictions of any kind whatsoever adverse to the Purchaser.

     SECTION 6.6  NO INJUNCTIONS OR RESTRAINTS.  There shall not be pending any
                  ----------------------------
litigation, proceeding, investigation, arbitration or claim by any Person or Governmental or Regulatory Authority or the existence of any injunction or Order (whether temporary, preliminary or permanent) then in effect, and which in any case has or could reasonably have the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the purchase and sale of the Purchased Shares or the other transactions contemplated by this Agreement.

     SECTION 6.7  SIMULTANEOUS CLOSINGS.  All of the closing conditions and
                  ---------------------
deliveries pursuant to the Subscription and Exchange Agreement shall have been satisfied or waived.

     SECTION 6.8  STOCKHOLDERS AGREEMENT.   The Stockholder, Dachis, Kanarick
                  ----------------------
and Razorfish shall have executed and delivered the Stockholders Agreement, substantially in the form of EXHIBIT C hereto.

     SECTION 6.9  PROCEEDINGS.   All proceedings to be taken in connection with
                  -----------
the transactions contemplated by this Agreement and all documents incident thereto were reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser received copies of all such documents and other evidences as it or its counsel reasonably requested in order to effectuate the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VII

                 CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDER
                 --------------------------------------------

     The obligations of the Stockholder hereunder to sell the Purchased Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions, all or any of which may be waived in whole or in part by the Stockholder in its sole discretion):

     SECTION 7.1  REPRESENTATIONS AND WARRANTIES.  The representations and
                  ------------------------------
warranties made by the Purchaser in this Agreement, or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and the Purchaser shall have delivered to the Stockholder a certificate substantially in the form of EXHIBIT B hereto, dated the Closing Date, to such effect.

     SECTION 7.2  GOOD STANDING CERTIFICATES.  The Purchaser shall have
                  --------------------------
delivered to the Stockholder certificates from the Secretary of State of the States of New York and Delaware to the effect that the Purchaser is in good standing in New York and Delaware, respectively.

     SECTION 7.3  PERFORMANCE.  The Purchaser shall have performed and complied
                  -----------
with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Purchaser at or before the Closing, and the Purchaser shall have delivered to the Stockholder a certificate, substantially in the form of EXHIBIT B hereto, dated the Closing Date, to such effect.

     SECTION 7.4  CERTIFIED RESOLUTIONS.  The Purchaser shall have delivered to
                  ---------------------
the Stockholder a copy of the resolutions of the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions and other agreements contemplated hereby, certified to by an officer of the Purchaser.

     SECTION 7.5  NO INJUNCTIONS OR RESTRAINTS.  There shall not be pending any
                  ----------------------------
litigation, proceeding, investigation, arbitration or claim by any Person or Governmental or Regulatory Authority or the existence of any injunction or Order (whether temporary, preliminary or permanent) then in effect, and which in any case, has or could reasonably have the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the purchase and sale of the Purchased Shares or the other transactions contemplated by this Agreement.

     SECTION 7.6  SIMULTANEOUS CLOSINGS.  All of the closing conditions and
                  ---------------------
deliveries pursuant to the Subscription and Exchange Agreement shall have been satisfied or waived.

     SECTION 7.7  STOCKHOLDERS AGREEMENT.   The Purchaser, Dachis, Kanarick and
                  ----------------------
Razorfish shall have executed and delivered the Stockholders Agreement, substantially in the form of EXHIBIT C hereto.

     SECTION 7.8  PROCEEDINGS.  All proceedings to be taken in connection with
                  -----------
the transactions contemplated by this Agreement, and all documents incident thereto were reasonably satisfactory in form and substance to the Stockholder and its counsel and the Stockholder received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

                                 ARTICLE VIII

                              SURVIVAL; INDEMNITY
                              -------------------

     SECTION 8.1  SURVIVAL.  Notwithstanding any right of any party hereto
                  --------
fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the Schedules, if any, furnished by any other party pursuant to this Agreement, or in any certificate delivered at the Closing by any other party. Subject to the limitations set forth in Sections 8.5.2, 8.5.3 and 8.5.5, the respective representations, warranties, covenants and agreements of the Stockholder and the Purchaser contained in this Agreement shall survive the Closing.

     SECTION 8.2  OBLIGATION OF THE STOCKHOLDER TO INDEMNIFY.  Subject to the
                  ------------------------------------------
limitations contained in Sections 8.5.1 and 8.5.2, the Stockholder hereby agrees to indemnify the Purchaser and its affiliates, shareholders, officers, directors, employees, agents, representatives and successors, permitted assignees of the Purchaser and their affiliates (individually a "Purchaser Indemnified Party" and collectively, the "Purchaser Indemnified Parties") against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to pay on behalf of or reimburse in United States dollars the Purchaser Indemnified Parties as and when actually incurred for, any and all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, demands, claims, actions, suits, judgments, settlements, penalties, interest, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses' fees) of whatever kind and nature (collectively, "Losses"), that may be imposed on or incurred by any Purchaser Indemnified Party, the Company or any Subsidiary (collectively, the "Group") as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation contained in Article III hereof or in any certificate delivered by the Stockholder at the Closing; (b) any breach or failure by the Stockholder to comply with, perform or discharge any obligation, agreement or covenant by the Stockholder contained in this Agreement; and (c) any action, demand, proceeding, investigation or claim by any third party (including any Governmental or Regulatory Authority) against or affecting any member of the Group. The Purchaser Indemnified Parties shall not be entitled to recover under this Section 8.2 to the extent of any recovery of any Purchaser Indemnified Party under insurance policies held for the benefit of any Purchaser Indemnified Party (net of any retrospective premium cost resulting from such recovery), it being understood that the Purchaser Indemnified Parties shall in good faith pursue recovery against the insurers with the same degree of diligence as they use to pursue claims against their insurers generally in the conduct of their business. The term "Losses" as used herein is not limited to matters asserted by third parties against the Group but includes Losses incurred or sustained by the Group in the absence of third party claims. For purpose of clarification, the parties agree that (i) the Loss to the Purchaser in respect of a Loss imposed on or incurred by the Company or any member of the Group shall be equal to 20% of such Loss; (ii) the Loss to a Purchaser Indemnified Party in respect of a Loss imposed on such Purchaser Indemnified Party shall be equal to 100% of such Loss and (iii) new business opportunities unable to be pursued or exploited by a Purchaser Indemnified Party as a consequence of the matters set forth in clauses (a), (b) or (c) of this Section 8.2 shall not be considered a Loss hereunder.

     SECTION 8.3  OBLIGATION OF THE PURCHASER TO INDEMNIFY.  Subject to the
                  ----------------------------------------
limitations set forth in Section 8.5.3 hereof, the Purchaser hereby agrees to indemnify the Stockholder and its affiliates, shareholders, officers, directors, employees, agents, representatives and successors, permitted assignees of the Stockholder and their affiliates (individually a "Stockholder Indemnified Party" and collectively, the "Stockholder Indemnified Parties") against, and to protect, save and keep harmless the Stockholder Indemnified Parties from and to pay on behalf of or reimburse in United States dollars the Stockholder Indemnified Parties as and when actually incurred for any and all Losses that may be imposed on or incurred by any Stockholder Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation of the Purchaser contained in Article IV hereof or in any certificate delivered by the Purchaser at the Closing; or (b) any breach or failure by the Purchaser to comply with, perform or discharge any obligation, agreement or covenant by the Purchaser contained in this Agreement. For purpose of clarification, the parties agree that new business opportunities unable to be pursued or exploited by a Stockholder Indemnified Party as a consequence of the matters set forth in clauses (a) and (b) of this Section 8.3 shall not be considered a Loss hereunder.

     SECTION 8.4  INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS.  In the
                  ------------------------------------------------
event that any Person entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement (a "Third Party Claim") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information (other than privileged information) regarding such claim to the Indemnifying Party within 30 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within 15 days after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within 10 days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval which approval shall not be unreasonably withheld or delayed. If the parties still fail to agree on the Defense Counsel, then, at such time, they shall mutually agree in good faith on a procedure to determine the Defense Counsel.

          (a) In the event that the Indemnifying Party shall fail to give the Defense Notice within such 15 day period, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct the defense and to compromise and settle the claim without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

          (b) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense and settlement of the subject claim and the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party; the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. In such an event, the Indemnifying Party will not settle the subject claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed.

          (c) Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

          (d) If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides for a full release of the Indemnified Party and its affiliates and solely for a monetary payment which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such an event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus the costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement.

          (e) Notwithstanding clause (b) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party,
     (ii) to the extent such claim involves criminal allegations against the Indemnified Party, (iii) that if unsuccessful, would set a precedent that would materially interfere with, or have a material adverse effect on, the business or financial condition of the Indemnified Party or (iv) if such claim would impose liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. In such an event, the Indemnifying Party will still have all of its obligations hereunder provided that the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

          (f) Any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

          (g) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 7.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

     SECTION 8.5  LIMITATIONS ON INDEMNIFICATION.
                  ------------------------------

     8.5.1 Indemnity Cushion and Cap.  Subject to Section 8.5.6 below, the
           -------------------------
Stockholder shall not have any liability to any Purchaser Indemnified Party with respect to Losses arising out of any of the matters referred to in Section 8.2 until such time as the amount of such liability shall exceed US$100,000 in the aggregate; provided, however, that this Section 8.5.1 shall not apply to Losses relating to a breach of a representation or warranty contained in Sections 3.1 and 3.26. Notwithstanding anything to the contrary set forth herein, the aggregate liability of the Stockholder for indemnity payments arising out of any of the matters referred to in clauses (a) and (c) of Section 8.2 shall not exceed US$6,000,000.

     8.5.2 Termination of Indemnification Obligations of the Stockholder. The
           -------------------------------------------------------------
obligation of the Stockholder to indemnify under Section 8.2 hereof shall terminate on June 30, 2000, except (a) as to matters as to which the Purchaser Indemnified Party has made a claim for indemnification under Section 8.4 hereof on or prior to such date and (b) with respect to any claim for Losses pertaining to a misrepresentation or a breach of representation or warranty under Sections 3.11 or 3.19 or any other Section of Article III of this Agreement relating to Taxes. The obligation to indemnify referred to in:

          (i) the preceding clause (a) shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied; and

          (ii) the preceding clause (b) shall terminate 60 days after the expiration of the relevant national, state or local statute of limitations (taking into account any extensions or waivers thereof), except as to matters as to which any Indemnified Party has made a claim for indemnification under Section 8.4 above on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of any such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

     8.5.3 Termination of Indemnification Obligations of the Purchaser .  The
           ------------------------------------------------------------
obligation of the Purchaser to indemnify under Section 8.3 hereof shall terminate on June 30, 2000, except as to matters as to which any Stockholder Indemnified Party has made a claim for indemnification under Section 8.4 above on or prior to such date, in which case the right to indemnification with respect thereto shall survive such period until such claim for indemnification is resolved and any obligations with respect thereto are fully satisfied.

     8.5.4 Treatment.  Any indemnity payments by an Indemnifying Party to an
           ---------
Indemnified Party under this Article VIII shall be treated by the parties as an adjustment to the Purchase Price.

     8.5.5 Tax Effects.  An indemnity payment due and payable by an Indemnifying
           -----------
Party under this Article VIII shall be decreased to the extent of any net actual reduction in Taxes payable by the Indemnified Party upon its payment of Losses, determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction, and taking into account the tax consequences to the Indemnified Party of the receipt of any indemnity payment due and payable by the Indemnifying Party under this
Article VIII.

     8.5.6 Exceptions.   Each of the limitations set forth in this Section 8.5
           ----------
shall in no event (a) apply to any Losses incurred by a Purchaser Indemnified Party which relate, directly or indirectly, to (i) any fraudulent acts committed by the Company, any Subsidiary or the Stockholder (including without limitation, fraud in connection with the transaction contemplated hereby and any fraudulent acts by any officer, director, employee, agent or stockholder of the Company or any Subsidiary); (ii) any indemnification obligation under Section 8.2(b); and
(iii) the Stockholder's obligations set forth in Section 10.1 to pay certain expenses; or (b) apply to any Losses incurred by a Stockholder Indemnified Party which relate, directly or indirectly, to (i) any indemnification obligation under Section 8.3(b); and (ii) the Purchaser's obligations set forth in Section
10.1 to pay certain expenses.

     8.5.7 Control by Omnicom. All decisions and determinations to be made by
           ------------------
the Purchaser and/or a Purchaser Indemnified Party under this Article VIII shall be made by Omnicom in the name of and on behalf of the Purchaser or such other Purchaser Indemnified Party.

                                  ARTICLE IX

                                  TERMINATION
                                  -----------

     SECTION 9.1  GROUNDS FOR TERMINATION.  This Agreement may be terminated at
                  -----------------------
any time prior to the Closing:

          (i)  by mutual written agreement of the Purchaser and the Stockholder;

          (ii) by the Stockholder if the Stockholder has not obtained a tax deferral ruling from Swedish tax authorities on or before 60 days after the date hereof;

          (iii) by either the Purchaser or the Stockholder if any permanent injunction, order, decree or ruling by any Governmental or Regulatory Authority of competent jurisdiction preventing the consummation of the transaction contemplated hereby or in the Stock Purchase Agreement shall have become final and nonappealable; provided, however, that the
                                                     --------  -------
          party seeking to terminate this Agreement pursuant to this Section 9.1(iii) shall have used reasonable best efforts to remove such injunction or overturn such action; or

          (iv) by either the Purchaser or the Stockholder if the Closing has not occurred on or before April 30, 1999.

     Termination pursuant to clause (ii) will be effective upon delivery of a written notice of termination by the Stockholder to the Purchaser.

     SECTION 9.2  EFFECT OF TERMINATION.  If this Agreement is terminated as
                  ---------------------
permitted by Section 9.1, such termination shall be without liability of any party (or any stockholder, affiliate, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     SECTION 10.1  EXPENSES.  The parties hereto shall pay all of their own
                   --------
expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisors.

     SECTION 10.2  GOVERNING LAW.  The interpretation and construction of this
                   -------------
Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York without reference to its conflict of laws provisions.

     SECTION 10.3  ARBITRATION.  Any dispute or controversy which cannot be
                   -----------
amicably settled, shall be solely and finally settled by arbitration pursuant to the Uncitral Arbitration Rules, as at present in full force which rules are deemed to be incorporated by reference into this Section 10.3. The place of the arbitration shall be Geneva, Switzerland. The appointing authority shall be the International Chamber of Commerce in Geneva. The number of arbitrators shall be three. The language to be used in the arbitration shall be English. The award of the arbitrator(s) shall be the sole and exclusive remedy among the parties regarding any and all claims and counterclaims with respect to the subject matter of such a dispute or controversy and shall be binding and conclusive upon the parties, their successors and assigns, and each shall comply in good faith with any and all rulings of the arbitrators. Judgment upon the award of the arbitrators may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, prior to seeking arbitration, the party proposing to seek arbitration shall provide written notice to the other stating its intention to seek arbitration and providing for a 30-day cure period.

     SECTION 10.4  "PERSON" DEFINED. "PERSON" shall mean and include an
                   ----------------
individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

     SECTION 10.5  "KNOWLEDGE" DEFINED.  Where any representation and warranty
                   -------------------
contained in this Agreement is expressly qualified by reference to the knowledge of the Stockholder, such term shall be limited to the actual knowledge of the Stockholder and unless otherwise stated such knowledge that would have been discovered by the Stockholder after reasonable inquiry.

     SECTION 10.6  "AFFILIATE" DEFINED.  As used in this Agreement, an
                   -------------------
"AFFILIATE" of any Person, shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

     SECTION 10.7  CAPTIONS.  The Article and Section captions used herein are
                   --------
for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 10.8  PUBLICITY. Subject to the provisions of the next sentence, no
                   ---------
party to this Agreement shall, and the Stockholder shall insure that no representative of the Company or any of its Subsidiaries shall, issue any press release or other public document or make any public statement relating to this Agreement or the matters contained herein without obtaining the prior approval of the Purchaser and the Stockholder. Notwithstanding the foregoing, the foregoing provision shall not apply to the extent that Omnicom is required to make any announcement relating to or arising out of this Agreement by virtue of the federal securities laws of the United States or the rules and regulations promulgated thereunder or other rules of the New York Stock Exchange, or any announcement by any party or the Company or any Subsidiary pursuant to applicable law or regulations.

     SECTION 10.9  NOTICES. Unless otherwise provided herein, any notice,
                   -------
request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

     If to the Purchaser, addressed to:

          Communicade Inc.
          437 Madison Avenue
          New York, New York 10022

          Attention:  Chief Financial Officer
          Fax:  (212) 415-3530

               and to:
               ------

          Omnicom Group Inc.
          437 Madison Avenue
          New York, New York 10022
          Attention:  Secretary
          Fax:  (212) 415-3670

               with a copy to:
               --------------

          Davis & Gilbert LLP
          1740 Broadway
          New York, New York 10019
          Attention:  Michael D. Ditzian, Esq.
          Fax:  (212) 468-4888

     If to the Stockholder to:

          Spray Ventures AB
          Nybrogatan 55
          114 85 STOCKHOLM
          Attention:  Per Bystedt
          Fax: +46-8-660 15 95

               with a copy to:
               --------------

          Mannheimer Swartling Advokatbyra
          Norrmalstorg 4
          Box 1711
          SE-111 87 STOCKHOLM
          Attention:  Alex Calissendorff
          Fax:  +46-8-613 55 01

     SECTION 10.10  PARTIES IN INTEREST. This Agreement may not be transferred,
                    -------------------
assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     SECTION 10.11  SEVERABILITY.  In the event any provision of this Agreement
                    ------------
is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

     SECTION 10.12  COUNTERPARTS.  This Agreement may be executed in two or more
                    ------------
counterparts, all of which taken together shall constitute one instrument.

     SECTION 10.13  ENTIRE AGREEMENT.  This Agreement, including the other
                    ----------------
documents referred to herein and the Exhibits and Schedules hereto which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 10.14  AMENDMENTS.  This Agreement may not be amended,
                    ----------
supplemented or modified orally, but only by an agreement in writing signed by the Purchaser and the Stockholder.

     SECTION 10.15  THIRD PARTY BENEFICIARIES.  Each party hereto intends that
                    -------------------------
this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and their respective successors and assigns as permitted under Section 10.10

     SECTION 10.16  USE OF TERMS.  Whenever the context so requires or permits,
                    ------------
all references to the masculine herein shall include the feminine and neuter, all references to the neuter herein shall include the masculine and feminine, all references to the plural shall include the singular and all references to the singular shall include the plural.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.


                                    COMMUNICADE INC.


                                    BY: /s/ Jerry Neumann
                                      _______________________________
                                      Name: Jerry Neumann
                                      TITLE:  CHIEF FINANCIAL OFFICER



                                    SPRAY VENTURES AB


                                    BY: /s/ Per Bystedt
                                      _______________________________
                                      Name: Per Bystedt
                                      TITLE:  CHIEF EXECUTIVE OFFICER

                                                                       EXHIBIT A

                             OFFICER'S CERTIFICATE


     The undersigned, ____________________, the ________________ of Spray
Ventures AB, a corporation organized and existing under the laws of the Kingdom of Sweden (the "Stockholder"), pursuant to Sections 6.1 and 6.2 of the Stock Purchase Agreement, effective as of October 1, 1998 (the "Agreement") (terms defined in the Agreement being used herein as so defined), by and among the Stockholder and Communicade, Inc., a Delaware corporation (the "Purchaser"), certify, on behalf of the Stockholder that:

     1. The representations and warranties made by the Stockholder in the Agreement, and in any Schedule delivered thereto, are true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

     2. The Stockholder has or has caused Spray Network AB to have performed and complied with the agreements, covenants and obligations required by the Agreement to be so performed or complied with by the Stockholder at or before the Closing.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of _______________, 1998.


                                    SPRAY VENTURES AB


                                    By:_______________________

                                                                       EXHIBIT B

                             OFFICER'S CERTIFICATE


     The undersigned, ____________________, the ________________ of Communicade,
Inc., a Delaware corporation (the "Purchaser"), pursuant to Sections 7.1 and 7.3 of the Stock Purchase Agreement, effective as of October 1, 1998 (the "Agreement") (terms defined in the Agreement being used herein as so defined), by and among the Purchaser and Spray Ventures AB, a corporation organized and existing under the laws of the Kingdom of Sweden (the "Stockholder"), certify, on behalf of the Purchaser that:

     1. The representations and warranties made by the Purchaser in the Agreement, and in any Schedule delivered thereto, are true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

     2. The Purchaser has performed and complied with the agreements, covenants and obligations required by the Agreement to be so performed or complied with by the Purchaser at or before the Closing.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of _______________, 1998.


                                    COMMUNICADE, INC.


                                    By:_______________________